Exhibit 99.1
AMERICAN REPROGRAPHICS COMPANY POSTS FINANCIAL RESULTS FOR SECOND QUARTER 2008
•	Revenue of $184.9 Million; Growth of 4.0%

•	Reports Net Income of $18.9 Million, or Fully Diluted EPS of $0.42

•	Gross Margin of 42.8%

•	Reaffirms Full-Year Forecast: Revenue of $720-$760, EPS of $1.52-$1.60
WALNUT CREEK, California (August 7, 2008) — American Reprographics Company (NYSE: ARP), the nation’s leading provider of reprographics services and technology today reported its financial results for the second quarter ended June 30, 2008.
Net revenue for the second quarter of 2008 was $184.9 million, compared to $177.8 million in the second quarter of 2007, an increase of 4.0%. The Company’s gross margin for the second quarter was 42.8% compared to 42.1% in the same period in 2007, and up from 42.5% in the first quarter of 2008.
Net income for the second quarter of 2008 was $18.9 million, or $0.42 per diluted share. This compares to net income for the second quarter of 2007 of $19.6 million, or $0.43 per diluted share. In the second quarter of 2007, the company benefitted from a one-time legal settlement, net of tax and associated expenses, of $1.4 million, or a $0.03 benefit per fully diluted share.
Revenue for the first six months of 2008 was $372.4 million, compared to $338 million for the same period in 2007. Net income for the first six months of 2008 was $37.4 million, or $0.82 per diluted share, compared to net income of $36.5 million, or $0.80 per diluted share.
“Our performance has been very positive in the face of a deteriorating market,” said K. “Suri” Suriyakumar, Chairman, President and Chief Executive Officer. “While we were not surprised by the negative turn in the market, the erosion was much more significant than anyone envisioned earlier in the year. It is evident that the market turmoil is not restricted to housing or commercial construction, but has spilled over into the larger economy in light of the weakening credit conditions and the lack of confidence in the financial sector. In spite of these headwinds and the slower pace of acquisitions in the first half of the year, our core operating strengths, strong sales focus, and cost containment practices continue to deliver value to our customers and our shareholders. The best evidence of this is found in our strong gross margin performance.”

“Commercial construction and non-AEC accounts continue to provide a solid base of business in spite of the general economic softness, and we continue to acquire market share through selective acquisitions and an aggressive sales stance,” said Jonathan Mather, Chief Financial Officer. “By managing our costs and working capital closely, the company continues to generate strong cash flow from operations. Our year-to-date cash from operating activities is $61.5 million, compared to $45.4 million for the same period in 2007.”
Outlook
“Earlier this year when we provided our sales and earnings guidance, our projection of revenue deterioration was primarily related to residential construction. Since then the financial markets have weakened significantly causing a slowdown in private investment, a key driver of non-residential construction. This slowdown, combined with uncertain economic conditions, is triggering project delays and cancellations. In spite of these adversities, we still believe the company’s sales and earnings will be within the original annual range we projected due to our position in the market place and our operating strength,” said Mr. Suriyakumar. “Thus we are reaffirming our guidance for 2008 and expect revenues to be in the range of $720 million to $760 million and that earnings per share will be in the range of $1.52 to $1.60 on a fully diluted basis.”
Teleconference and Webcast
American Reprographics Company will host a conference call and audio webcast today at 2:00 P.M. Pacific Time (5:00 P.M. Eastern Time) to discuss results for the Company’s second quarter 2008 and business outlook. The conference call can be accessed by dialing 201-689-8562.
A replay of this call will be available approximately one hour after the call for seven days following the call’s conclusion. To access the replay, dial 201-612-7415. The account number to access the phone replay is 3055 and the conference ID number is 290916.
A Web archive will be made available at http://www.e-arc.com for approximately 90 days following the call’s conclusion.

About American Reprographics Company
American Reprographics Company is the leading reprographics company in the United States providing business-to-business document management services to the architectural, engineering and construction, or AEC, industries. The Company provides these services to companies in non-AEC industries, such as technology, financial services, retail, entertainment, and food and hospitality, which also require sophisticated document management services. American Reprographics Company provides its core services through its suite of reprographics technology products, a network of more than 300 locally-branded reprographics service centers across the U.S., and on-site at their customers’ locations. The Company’s service centers are arranged in a hub and satellite structure and are digitally connected as a cohesive network, allowing the provision of services both locally and nationally to more than 140,000 active customers.
Forward-Looking Statements Disclaimer
This press release contains forward-looking statements that fall within the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 regarding future events and the future financial performance of the Company. Words and phrases such as “will,” “expect,” “believe, “continue to deliver,” and similar expressions also identify forward-looking statements. We wish to caution you that such statements are only predictions and actual results may differ materially as a result of risks and uncertainties that pertain to our business. These risks and uncertainties include, among others:
•	The current downturn or a future general downturn in the architectural, engineering and construction industries could diminish demand for our products and services;

•	Competition in our industry and innovation by our competitors may hinder our ability to execute our business strategy and maintain our profitability;

•	Failure to anticipate and adapt to future changes in our industry could harm our competitive position;

•	Failure to manage our acquisitions, including our inability to integrate and merge the business operations of the acquired companies, and failure to retain key personnel and customers of acquired companies could have a negative effect on our future performance, results of operations and financial condition;

•	Dependence on certain key vendors for equipment, maintenance services and supplies, could make us vulnerable to supply shortages and price fluctuations;

•	Damage or disruption to our facilities, our technology centers, our vendors or a majority of our customers could impair our ability to effectively provide our services and may have a significant impact on our revenues, expenses and financial condition;

•	If we fail to continue to develop and introduce new services successfully, our competitive positioning and our ability to grow our business could be harmed.
The foregoing list of risks and uncertainties is illustrative but is by no means exhaustive. For more information on factors that may affect future performance, please review our SEC filings, specifically our annual report on Form 10-K for the year ended December 31, 2007, and our quarterly report on Form 10-Q for the quarter ended March 31, 2008. These documents contain important risk factors that could cause actual results to differ materially from those contained in our projections or forward-looking statements. These forward-looking statements are based on information as of August 7, 2008, and except as required by law, the Company undertakes no obligation to update or revise any forward-looking statements.
Contacts:
David Stickney
VP of Corporate Communications
Phone: 925-949-5100
Email: dstickney@e-arc.com

American Reprographics Company
Consolidated Balance Sheets
(Dollars in thousands, except per share data)
(Unaudited)

	June 30,	December 31,
	2008	2007
Assets
Current assets:
Cash and cash equivalents	$16,782	$24,802
Restricted cash	13,549	937
Accounts receivable, net	101,754	97,934
Inventories, net	10,973	11,233
Deferred income taxes	5,792	5,791
Prepaid expenses and other current assets	11,782	10,234

Total current assets	160,632	150,931

Property and equipment, net	87,985	84,634
Goodwill	387,862	382,519
Other intangible assets, net	81,712	86,349
Deferred financing costs, net	4,204	5,170
Deferred income taxes	7,319	10,710
Other assets	2,193	2,298

Total assets	$731,907	$722,611

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$32,588	$35,659
Accrued payroll and payroll-related expenses	20,919	19,293
Accrued expenses	20,980	22,030
Current portion of long-term debt and capital leases	52,589	69,254

Total current liabilities	127,076	146,236

Long-term debt and capital leases	310,484	321,013
Other long-term liabilities	3,338	3,711

Total liabilities	440,898	470,960

Commitments and contingencies

Stockholders’ equity:
Preferred stock, $0.001 par value, 25,000,000 shares authorized; zero and zero shares issued and outstanding	—	—
Common stock, $0.001 par value, 150,000,000 shares authorized; 45,654,726 and 45,561,773 shares issued and outstanding	46	46
Additional paid-in capital	83,073	81,153
Deferred stock-based compensation	(415)	(673)
Retained earnings	216,466	179,092
Accumulated other comprehensive income	(452)	(258)

	298,718	259,360
Less cost of common stock in treasury, 447,654 shares in 2008 and 2007	7,709	7,709

Total stockholders’ equity	291,009	251,651

Total liabilities and stockholders’ equity	$731,907	$722,611

American Reprographics Company
Consolidated Statements of Income
(Dollars in thousands, except per share data)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2008	2007	2008	2007

Reprographics services	$139,211	$133,257	$281,707	$253,035
Facilities management	31,209	28,984	60,760	55,340
Equipment and supplies sales	14,521	15,542	29,917	29,621

Total net sales	184,941	177,783	372,384	337,996
Cost of sales	105,853	102,967	213,693	195,401

Gross profit	79,088	74,816	158,691	142,595
Selling, general and administrative expenses	39,499	34,499	79,020	68,733
Amortization of intangible assets	2,813	2,451	6,001	4,196

Income from operations	36,776	37,866	73,670	69,666
Other income	(43)	—	(245)	—
Interest expense, net	6,559	6,642	13,705	11,802

Income before income tax provision	30,260	31,224	60,210	57,864
Income tax provision	11,384	11,612	22,836	21,407

Net income	$18,876	$19,612	$37,374	$36,457

Earnings per share:
Basic	$0.42	$0.43	$0.83	$0.80

Diluted	$0.42	$0.43	$0.82	$0.80

Weighted average common shares outstanding:
Basic	45,051,449	45,455,828	45,048,244	45,400,380
Diluted	45,441,766	45,880,187	45,407,309	45,832,024

American Reprographics Company
Non-GAAP Measures
Reconciliation of Net Income to EBIT and EBITDA
(Dollars in thousands, except per share data)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2008	2007	2008	2007

Net income	$18,876	$19,612	$37,374	$36,457

Interest expense, net	6,559	6,642	13,705	11,802

Income tax provision	11,384	11,612	22,836	21,407

EBIT	36,819	37,866	73,915	69,666
Depreciation and amortization	12,216	10,029	24,333	18,387

EBITDA	$49,035	$47,895	$98,248	$88,053

	Three Months Ended June 30,		Six Months Ended June 30,
	2008	2007	2008	2007

Cash flows provided by operating activities	$41,137	$33,959	$61,485	$45,365
Changes in operating assets and liabilities	(6,096)	(2,711)	6,819	12,121
Non-cash (expenses) income, including depreciation and amortization	(16,165)	(11,636)	(30,930)	(21,029)
Income tax provision	11,384	11,612	22,836	21,407
Interest expense	6,559	6,642	13,705	11,802

EBIT	36,819	37,866	73,915	69,666
Depreciation and amortization	12,216	10,029	24,333	18,387

EBITDA	$49,035	$47,895	$98,248	$88,053

Note 1. Non -GAAP Measures
EBIT and EBITDA and related ratios presented in this report are supplemental measures of our performance that are not required by or presented in accordance with GAAP. These measures are not measurements of our financial performance under GAAP and should not be considered as alternatives to net income, income from operations, or any other performance measures derived in accordance with GAAP or as an alternative to cash flow from operating, investing or financing activities as a measure of our liquidity.
EBIT represents net income before interest and taxes. EBITDA represents net income before interest, taxes, depreciation and amortization. Amortization does not include $1.1 million and $1.0 million of stock based compensation expense, for the three months ended June 30, 2008 and 2007, respectively and $2.0 million and $1.6 million of stock based compensation expense, for the six months ended June 30, 2008 and 2007, respectively.
We present EBIT and EBITDA and related ratios because we consider them important supplemental measures of our performance and liquidity. We believe investors may also find these measures meaningful, given how our management makes use of them. The following is a discussion of our use of these measures.
We use EBIT to measure and compare the performance of our operating segments. Our operating segments’ financial performance includes all of the operating activities except for debt and taxation which are managed at the corporate level. As a result, EBIT is the best measure of divisional profitability and the most useful metric by which to measure and compare the performance of our operating segments. We also use EBIT to measure performance for determining operating division-level compensation and use EBITDA to measure performance for determining consolidated-level compensation. We also use EBITDA as a metric to manage cash flow from our operating segments to the corporate level and to determine the financial health of each operating segment. As noted above, since debt and taxation are managed at the corporate level, the cash flow from each operating segment should be approximately equal to the corresponding EBITDA of each operating segment, assuming no other changes to an operating segment’s balance sheet. As a result, we reconcile EBITDA to cash flow monthly as one of our key internal controls. We also use EBIT and EBITDA to evaluate potential acquisitions and to evaluate whether to incur capital expenditures.
EBIT, EBITDA and related ratios have limitations as analytical tools, and you should not consider them in isolation, or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are as follows:
•	They do not reflect our cash expenditures, or future requirements for capital expenditures and contractual commitments;

•	They do not reflect changes in, or cash requirements for, our working capital needs;

•	They do not reflect the significant interest expense, or the cash requirements necessary, to service interest or principal payments on our debt;

•	Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA does not reflect any cash requirements for such replacements; and

•	Other companies, including companies in our industry, may calculate these measures differently than we do, limiting their usefulness as comparative measures.
Because of these limitations, EBIT, EBITDA, and related ratios should not be considered as measures of discretionary cash available to us to invest in business growth or to reduce our indebtedness. We compensate for these limitations by relying primarily on our GAAP results and using EBIT and EBITDA only as supplements. For more information, see our consolidated financial statements and related notes elsewhere in this report. Additionally, please refer to our 2007 Annual Report on Form 10-K.

American Reprographics Company
Consolidated Statements of Cash Flows
(Dollars in thousands)
(Unaudited)

	Six Months Ended
	June 30,
	2008	2007
Cash flows from operating activities
Net income	$37,374	$36,457
Adjustments to reconcile net income to net cash provided by operating activities:
Allowance for doubtful accounts	1,909	438
Depreciation	18,332	14,191
Amortization of intangible assets	6,001	4,196
Amortization of deferred financing costs	600	215
Stock-based compensation	2,029	1,569
Excess tax benefit related to stock options exercised	(54)	(1,534)
Deferred income taxes	2,239	1,840
Write-off of deferred financing costs	313	—
Litigation charge	—	407
Other noncash items, net	(439)	(292)
Changes in operating assets and liabilities, net of effect of business acquisitions:
Accounts receivable	(5,088)	(9,775)
Inventory	726	(362)
Prepaid expenses and other assets	(987)	(2,583)
Accounts payable and accrued expenses	(1,470)	598

Net cash provided by operating activities	61,485	45,365

Cash flows from investing activities
Capital expenditures	(4,332)	(5,232)
Payments for businesses acquired, net of cash acquired and including other cash payments associated with the acquisitions	(5,478)	(86,546)
Restricted cash	(12,612)
Other	785	283

Net cash used in investing activities	(21,637)	(91,495)

Cash flows from financing activities
Proceeds from stock option exercises	70	1,080
Proceeds from issuance of common stock under Employee Stock Purchase Plan	25	52
Excess tax benefit related to stock options exercised	54	1,534
Proceeds from borrowings under debt agreements	—	50,000
Payments on long-term debt agreements and capital leases	(25,254)	(12,952)
Net (repayments) borrowings under revolving credit facility	(22,000)	11,629
Payment of loan fees	(726)	(429)

Net cash (used in) provided by financing activities	(47,831)	50,914

Effect of foreign currency translation on cash balances	(37)	—

Net change in cash and cash equivalents	(8,020)	4,784
Cash and cash equivalents at beginning of period	24,802	11,642

Cash and cash equivalents at end of period	$16,782	$16,426

Supplemental disclosure of cash flow information
Noncash investing and financing activities
Noncash transactions include the following:
Capital lease obligations incurred	$18,353	$19,589
Issuance of subordinated notes in connection with the acquisition of businesses	$1,817	$4,550
Change in fair value of derivatives, net of tax effects	$(3)	$66